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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
PACIFIC CREST CAPITAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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Filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended

        The following is the text of a joint press release issued by Pacific Crest Capital, Inc. and Pacific Capital Bancorp. on October 16, 2003.

PACIFIC CAPITAL BANCORP and PACIFIC CREST CAPITAL, Inc.
ANNOUNCE ACQUISITION AGREEMENT

FOR IMMEDIATE RELEASE

        Santa Barbara and Agoura Hills, California, October 16, 2003 / Business Wire /—Pacific Capital Bancorp (Nasdaq:PCBC) and Pacific Crest Capital, Inc. (Nasdaq:PCCI) jointly announced today that they have signed a definitive agreement under which Pacific Capital Bancorp will acquire Pacific Crest Capital, Inc. in an all cash transaction valued at $135.8 million, or $26 per each diluted share of Pacific Crest Capital common stock. Following regulatory and PCCI shareholder approval, the transaction is expected to close in the first quarter of 2004.

        Pacific Capital Bancorp expects that the transaction, excluding merger-related costs, will be accretive by $0.10 per share in 2004 and add $0.14-$0.17 per share in 2005.

        Pacific Crest Capital, Inc. is an Agoura Hills, California-based bank holding company with $592 million in assets that conducts business through its wholly-owned subsidiary, Pacific Crest Bank, which has three full-service California branches located in Beverly Hills, Encino and San Diego. Since its establishment in 1974, Pacific Crest Bank has operated as a specialized business bank serving California's small businesses, entrepreneurs and investors. Products include customized loans on income producing real estate, business loans under the U.S. Small Business Administration ("SBA") 7(a) and 504 programs, lines of credit and term loans to businesses and professionals, and specialized FDIC-insured savings and checking account programs. Pacific Crest Capital is an SBA-designated"Preferred Lender" in California, Arizona and Oregon. In addition to three branches, the bank operates six loan production offices in California and Oregon. The company's web site can be found at www.paccrest.com.

        "We are very pleased to bring such highly regarded business banking expertise to our community bank network," said William S. Thomas, Jr., President & CEO of Pacific Capital Bancorp, a Santa Barbara, California-based community bank holding company with $4.5 billion in assets. "Pacific Crest Capital has demonstrated remarkable success in serving the small business community, particularly in the areas of income producing real estate and SBA lending. Over the past five years, they have provided their shareholders with a strong return on equity, while maintaining exceptional asset quality. Bringing in their expertise will allow us to better serve small business customers in our current markets, as well as enable us to move into markets not currently in our footprint."

        "Joining forces with Pacific Capital Bancorp will provide our customers with broader product offerings and higher lending capacity to meet their business needs, and the critical balance sheet strength to fuel our future growth," said Gary Wehrle, Chief Executive Officer of Pacific Crest Capital, Inc. "We excel at providing our business customers with superior service. With the additional resources afforded in this transaction, we can continue to do what we do very well, and that's effectively compete for market share in the small business arena while maintaining the organizational culture that has been key to our success.

        "The customer centric cultures of the two organizations are very well matched," said Wehrle. "Both companies employ some of the most skilled and experienced bankers in the industry, who remain committed to the future of independent banking. We believe that this transaction will produce strong benefits to our combined employees, our customers, and to our shareholders."

Conference Call and Webcast

        Pacific Capital Bancorp will hold a conference call today at 5:15 p.m. Eastern time/2:15 p.m. Pacific time to discuss this acquisition. Members of the public are invited to listen to the conference call live via the Internet. To hear the call, log on at www.fulldisclosure.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

        Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank and San Benito Bank. Pacific Capital Bank, N.A. is a 41-branch community bank network serving customers in six Central Coast counties, from the communities of Morgan Hill in the north to Westlake Village/Thousand Oaks in the south. The company's web site can be found at www.pcbancorp.com.

        This press release contains forward-looking statements with respect to the financial condition, results of operation and businesses of Pacific Capital Bancorp and Pacific Crest Capital, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements that relate to future financial performance and condition, and pending mergers. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company's control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others: (1) the success of Pacific Capital Bancorp at integrating Pacific Crest Capital into its organization; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in the State of California; (4) increased competitive pressure among financial services companies; (5) legislative or regulatory changes adversely affecting the businesses in which Pacific Capital Bancorp and/or Pacific Crest Capital, Inc. engage; (6) the impact of terrorist acts or military actions; and (7) other risks detailed in reports filed by Pacific Capital Bancorp and Pacific Crest Capital, Inc. with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and neither Pacific Capital Bancorp nor Pacific and Crest Capital, Inc. undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Important Legal Information

        Pacific Crest Capital, Inc. intends to file a proxy statement and Pacific Capital Bancorp and Pacific Crest Capital, Inc. intend to file other documents regarding the proposed acquisition with the Securities and Exchange Commission (the "SEC"). Before making any voting or investment decision, investors and security holders of Pacific Crest Capital, Inc. are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed acquisition. A definitive proxy statement will be sent to the shareholders of Pacific Crest Capital, Inc. seeking their approval of the proposed acquisition. Investors and security holders of Pacific Crest Capital, Inc. may obtain a free copy of the definitive proxy statement, when it becomes available, and other documents filed with, or furnished to, the SEC by Pacific Crest Capital, Inc. and Pacific Capital Bancorp at the SEC's web site at http://www.sec.gov. In addition, a copy of the definitive proxy statement, when it becomes available, and other documents filed with the SEC by Pacific Crest Capital, Inc. will be available without charge from the Investor Relations Department, Attn: Noma Kaz, Pacific Crest Capital, Inc., 30343 Canwood Street, Agoura Hills, CA 91301. Documents filed with the SEC by Pacific Capital Bancorp will be available free of charge from the Investor Relations Department, Attn: Deborah Lewis Whiteley, Pacific Capital Bancorp, 1021 Anacapa Street, 3rd Floor, Santa Barbara, CA 93101.

        Pacific Crest Capital, Inc., its directors, executive officers and certain other persons may be soliciting proxies from Pacific Crest Capital, Inc. shareholders in favor of the approval of the acquisition. Information about the executive officers and directors of Pacific Crest Capital, Inc. and their ownership of and interests in Pacific Crest Capital, Inc. stock is set forth in Pacific Crest Capital, Inc.'s proxy statement for its 2003 Annual Meeting of Shareholders filed with the SEC on April 16, 2003.

Contact:	Pacific Crest Capital, Inc. Gary Wehrle Chairman of the Board Chief Executive Officer (818) 865-3300	Pacific Capital Bancorp Deborah Lewis Whiteley Senior Vice President Director, Investor Relations (805) 884-6680 whiteley@pcbancorp.com

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PACIFIC CAPITAL BANCORP and PACIFIC CREST CAPITAL, Inc. ANNOUNCE ACQUISITION AGREEMENT